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                                                                EXHIBIT 10.32(a)

                           MASTER REPURCHASE AGREEMENT


        This MASTER REPURCHASE AGREEMENT (this "Agreement") is dated as of April 8, 1999 by and between NATIONSBANK, N.A., a national banking association, as buyer ("Buyer," which term shall include any "Principal" as defined in Paragraph 26 below) or as agent for any Principal (in such capacity, "Agent"), and AAMES CAPITAL CORPORATION, a California corporation ("Seller").

        1. Applicability. From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Eligible Repo Assets against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Eligible Repo Assets at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement.

        2. Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:

               "Act of Insolvency" shall mean, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due.

               "Additional Repo Assets" shall mean Eligible Repo Assets provided by Seller to Buyer pursuant to Paragraph 4(a) hereof.

               "Additional Required Documents" shall mean those documents described on Exhibit A attached hereto.

               "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein means the power to direct the management and policies of such Person.

               "Agent" shall mean NationsBank, N.A. or any successor thereto, in its capacity as agent for any Principal pursuant to Paragraph 26 below.


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               "Aggregate Purchase Price Limit" shall mean on any date an amount equal to: (a) $200,000,000, minus (b) the aggregate amount of Buyer's commitment to extend credit to Seller under all other credit facilities at such date, and minus (c) the Buyer's commitment to extend credit to Aames Funding Corp. in the aggregate amount of $1,000,000.00.

               "Approved Investor" shall mean any financial institution pre-approved in writing by Buyer to purchase Mortgage Loans while they are subject to any Transaction under this Agreement. The Approved Investors as of the date hereof are set forth in Exhibit B attached hereto.

               "Authorized Representative" shall mean, with respect to Seller, the officers of Seller as set forth in Exhibit C attached hereto or as otherwise notified by Seller to Buyer from time to time.

               "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks located in the States of New York, Texas or California are authorized or permitted to close for business.

               "Buyer" shall refer to NationsBank, N.A.

               "Buyer's Margin Amount" shall mean, with respect to any Purchased Repo Asset as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Purchase Price of such Purchased Repo Asset as of such date.

               "Buyer's Margin Percentage" shall mean, with respect to any Purchased Repo Asset as of any date, the percentage obtained by dividing the Market Value of such Purchased Repo Asset as of its Purchase Date by the Purchase Price of such Purchased Repo Asset as of its Purchase Date.

               "Cap Z Agreement" shall mean that certain Preferred Stock Purchase Agreement dated as of December 23, 1998 by and between Guarantor and Capital Z Financial Services Fund II, L.P., as amended on February 10, 1999.

               "Capitalized Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

               "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at


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least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P")
or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

               "Commonly Controlled Entity" of a Person shall mean a Person, whether or not incorporated, which is under common control with such Person within the meaning of Section 414(c) of the Internal Revenue Code.

               "Confirmation" shall have the meaning specified in Paragraph 3 hereof and shall be substantially in the form attached hereto as Exhibit D.

               "Contractual Obligation" as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

               "Custodian" shall refer to the custodian named in the Custody Agreement.

               "Custody Agreement" shall refer to the Custody Agreement, dated as of April 8, 1999, by and among Buyer, Seller and the Custodian named therein, as the same may be modified and amended from time to time.

               "Custody Receipt" shall be in the form attached as an exhibit to the Custody Agreement.

               "Eligible Repo Asset" shall mean a Repo Asset with respect to which each of the following statements shall be accurate and complete (and Seller by including said Repo Asset in any Transaction hereunder and delivering the Required Documents for the related Repo Asset to the Custodian in accordance with the Custody Agreement shall be deemed to so represent and warrant to Buyer at and as of each date prior to the related Repurchase Date):

                      (a) The related Mortgage Loan is a binding and valid obligation of the obligor thereon, in full force and effect and enforceable in accordance with its terms.

                      (b) Said Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of Seller, and all information set forth therein is true and correct.

                      (c) Said Mortgage Loan is free of any default of any party thereto (including Seller), (other than as permitted under subparagraph (d) below), counterclaims, offsets


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and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise.

                      (d) No payment under said Mortgage Loan is more than sixty
(60) days past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage); provided, however that if any payment under said Mortgage Loan is more than thirty (30) days past due, the Purchase Price for said Mortgage Loan, when added to the aggregate Purchase Price of all other Mortgage Loans with any payment more than thirty (30) days past due, does not exceed: (i) at any time prior to May 7, 1999, seven and one-half percent (7.5%) of the Aggregate Purchase Price Limit, and (ii) at any time on and after May 7, 1999, five percent (5%) of the Aggregate Purchase Price Limit.

                      (e) Said Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect not expressed in writing therein and is free of concessions or understandings with the obligor thereon of any kind not expressed in writing therein.

                      (f) Said Mortgage Loan is in all respects as required by and in accordance with all applicable laws and regulations governing the same, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with said Mortgage Loan have been given and performed as required.

                      (g) All advance payments and other deposits on said Mortgage Loan have been paid in cash, and, other than as disclosed to Buyer in writing, there have been no prepayments on said Mortgage Loan.

                      (h) At all times said Mortgage Loan will be free and clear of all Liens, except the security interest in favor of Buyer pursuant to this Agreement.

                      (i) The Property covered by said Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of said Mortgage Loan with Seller named as a loss payee thereon.

                      (j) The Property covered by said Mortgage Loan is free and clear of all Liens except in favor of Seller subject only to (i) the Lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of said Mortgage Loan and referred to or otherwise considered in the appraisal made for the originator of said Mortgage Loan or which do not materially adversely affect the appraised value of such Property as set forth in such appraisal; (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by said Mortgage Loan or the use, enjoyment,


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value or marketability of the related Property; (iv) any subsequent Liens, and
(v) a prior first priority Lien to the extent permitted pursuant to subparagraph
(s) below.

                      (k) If said Mortgage Loan has been withdrawn from the possession of the Custodian on terms and subject to conditions set forth in the Custody Agreement:

                          (i) If said Mortgage Loan was withdrawn by Seller for purposes of correcting clerical or other non-substantive documentation problems, the promissory note and other documents relating to said Mortgage Loan were or will be returned to the Custodian within ten (10) Business Days from the date of withdrawal, and the Purchase Price for said Mortgage Loan when added to the aggregate Purchase Price of all other Mortgage Loans which have been similarly withdrawn, does not exceed $2,000,000; and

                          (ii) If said Mortgage Loan was shipped by the Custodian pursuant to Section 6 of the Custody Agreement, the full amount required to be paid on account thereof (as set forth on the schedule attached to the related bailee letter) has been received into the Settlement Account (or said Mortgage Loan has been returned to the Custodian) within the required number of days (as set forth in the related bailee letter) from the date of shipment by the Custodian.

                      (l) The date of the underlying promissory note is no earlier than ninety (90) days prior to the related Purchase Date; provided, however, that with respect to any Mortgage Loan purchased at any time prior to April 16, 1999, the date of the underlying promissory note is no earlier than one hundred eighty (180) days prior to the related Purchase Date, and if the date of the underlying promissory note is earlier than ninety (90) days prior to the related Purchase Date, the Purchase Price for said Mortgage Loan, when added to the aggregate Purchase Price of all other Mortgage Loans where the date of the underlying promissory note is earlier than ninety (90) days prior to the related Purchase Date, does not exceed five percent (5%) of the Aggregate Purchase Price Limit.

                      (m) The improvements on the related Property consist of a completed one-to-four family residence (and as to which there are no commercial operations, other than in the nature of an in-home office or otherwise permitted under the Underwriting Guidelines, conducted on such Property) or a unit in a condominium or planned unit development.

                      (n) The Required Documents for said Mortgage Loan have been delivered to the Custodian on or prior to the time required pursuant to the Custody Agreement (or, if such items have not been delivered to the Custodian, the Custodian has received a Mortgage Loan Confirmation Agreement, including a complete Mortgage Loan Schedule, relating to said Mortgage Loan on or prior to such time, and the Required Documents are received by the Custodian within seven
(7) Business Days after the related Purchase Date, and the Purchase Price for said Mortgage Loan when added to the Purchase Price of all other Mortgage Loans for which the Custodian has not received the Required Documents does not exceed forty percent (40%) of the Aggregate Purchase Price Limit).


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                      (o) If so requested by Buyer, the Additional Required
Documents for said Mortgage Loan have been delivered to the Custodian within five (5) Business Days of such request.

                      (p) Said Mortgage Loan is not subject to any servicing arrangement with any Person other than (i) Seller or a subservicer servicing said Mortgage Loan on behalf of Seller and (ii) the Buyer as permitted under Paragraph 11(n) below, nor are any servicing rights relating to said Mortgage Loan subject to any Lien or negative pledge in favor of any Person.

                      (q) Said Mortgage Loan does not have a Loan-to-Value Ratio greater than ninety-seven percent (97%); provided, however, that if said Mortgage Loan has a Loan-to-Value Ratio greater than ninety percent (90%), the amount of said Mortgage Loan in excess of the 90% Loan-to-Value Ratio is covered by private mortgage insurance, and the Purchase Price for said Mortgage Loan, when added to the aggregate Purchase Price of all other Mortgage Loans with a Loan-to-Value Ratio greater than ninety percent (90%), does not exceed two percent (2%) of the Aggregate Purchase Price Limit.

                      (r) The original principal balance of said Mortgage Loan did not exceed $500,000; provided, however, that if the original principal balance of said Mortgage Loan exceeded $250,000, the Purchase Price for said Mortgage Loan when added to the aggregate Purchase Price of all other Mortgage Loans as to which the original principal balance exceeded $250,000, does not exceed ten percent (10%) of the Aggregate Purchase Price Limit.

                      (s) The promissory note evidencing said Mortgage Loan is secured by a first or second priority Lien on the related Property; provided, however, that if said Mortgage Loan is secured by a second priority Lien on the related Property:

                         (i) And the Loan-to-Value Ratio is greater than seventy percent (70%), either the related first lien does not provide for a balloon payment or the maturity date of each Mortgage Loan with respect to which a first lien on the related Property provides for a balloon payment is prior to the maturity date of the Mortgage Loan relating to such first lien;

                         (ii) Either the related first Lien on the related Property does not provide for negative amortization, or if it does provide for negative amortization, the total amount of negative amortization allowed is not more than twenty-five percent (25%) of the original principal balance of the related first Lien and the Loan-to-Value Ratio is calculated on the maximum allowable amount of the negative amortization;

                         (iii) Either no consent for said Mortgage Loan is required by the holder of the related first lien or such consent has been obtained and is contained in the mortgage file provided to the Custodian; and

                         (iv) The Purchase Price for said Mortgage Loan, when added to the aggregate Purchase Price of all other Mortgage Loans which are secured by a second priority Lien on the related Property, does not exceed five percent (5%) of the Aggregate Purchase Price Limit.


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                      (t) The proceeds of said Mortgage Loan have been fully
disbursed and the obligor thereon has no additional right to further borrowings thereunder. Any and all requirements as to completion of any improvements and as to disbursements of any escrow funds therefor either have been complied with or are not yet required to be complied with but will be complied with as and when required. All costs, fees and expenses incurred in making or closing or recording said Mortgage Loan were paid.

                      (u) Said Mortgage Loan is covered by a lender's title insurance policy issued in standard form by a title insurance company authorized to transact business in the state where the related Property is located, in an amount at least equal to the original principal balance of the promissory note evidencing said Mortgage Loan insuring the mortgagee's interest under said Mortgage Loan as the holder of a first or second Lien of record on the related Property, as appropriate (subject only to such exceptions as are generally acceptable to home equity mortgage lending institutions, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by said Mortgage Loan).

                      (v) The Property relating to said Mortgage Loan is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of such Property as security for said Mortgage Loan or the use for which the premises were intended, such Property is in good repair and no condemnation proceeding has been commenced against such Property.

                      (w) The obligor on said Mortgage Loan has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to such obligor under the Soldiers' and Sailors' Civil Relief Act of 1940.

                      (x) Said Mortgage Loan was underwritten in compliance with the requirements of the Underwriting Guidelines; provided, however, that (i) if said Mortgage Loan has a "C" rating according to the Underwriting Guidelines, the Purchase Price for said Mortgage Loan, when added to the aggregate Purchase Price of all other Mortgage Loans with a "C" rating, does not exceed (A) at any time prior to June 30, 1999, twelve and one-half percent (12.5%) of the Aggregate Purchase Price Limit, and (B) at any other time, ten percent (10%) of the Aggregate Purchase Price Limit; and (ii) if said Mortgage Loan has a "D" rating according to the Underwriting Guidelines, the Purchase Price for said Mortgage Loan, when added to the aggregate Purchase Price of all other Mortgage Loans with a "D" rating, does not exceed (A) at any time prior to June 30, 1999, ten percent (10%) of the Aggregate Purchase Price Limit, and (B) at any other time, seven and one-half percent (7.5%) of the Aggregate Purchase Price Limit.

                      (y) Said Mortgage Loan has not been purchased and owned by Buyer for more than one hundred eighty (180) days; provided, however, that if said Mortgage Loan has been purchased and owned by Buyer for more than one hundred twenty (120) days, the Purchase Price for said Mortgage Loan, when added to the aggregate Purchase Price of all other Mortgage Loans which has been purchased and owned by Buyer for more than one hundred twenty (120) days, does not exceed twenty percent (20%) of the Aggregate Purchase Price Limit.


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               "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as the same may from time to time be supplemented or amended.

               "Facility Fee Percentage" shall mean three-tenths of one percent (0.30%) per annum.

               "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

               "Guarantor" shall mean Aames Financial Corporation, a Delaware corporation.

               "Guaranty" shall mean a guaranty in the form of Exhibit E attached hereto.

               "Income" shall mean, with respect to any Purchased Repo Asset at any time, any principal thereof and all interest, dividends or other distributions thereon.

               "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP and practices, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed and Capitalized Lease Obligations, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

               "Lender Release" shall be in the form attached as an exhibit to the Custody Agreement.

               "Leverage Ratio" of any Person shall mean, on a consolidated basis, the ratio of such Person's (a) total liabilities, as determined in accordance with GAAP, minus Subordinated Debt, to (b) Tangible Net Worth plus Subordinated Debt.

               "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

               "Loan-to-Value Ratio" shall mean, with respect to any Mortgage Loan, the ratio of the principal amount of such Mortgage Loan outstanding at the origination thereof (plus, in the case of a Mortgage Loan secured by a second priority deed of trust (or mortgage), the principal amount outstanding under the first Mortgage Loan affecting the related Property) divided by the lesser of (a) the most recent selling price of the related Property in the case of a purchase money loan, and (b) the appraised value of the related Property.

               "Margin Deficit" shall have the meaning specified in Paragraph 4(a) hereof.


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               "Market Value" shall mean, with respect to any Eligible Repo
Asset as of any date, the market price on such date for such Eligible Repo Asset as determined by Seller in its sole discretion.

               "Material Adverse Effect" shall mean the existence of any circumstance or event which, individually or collectively, is reasonably expected to result in any (a) material adverse impairment of Seller's ability to perform its obligations under this Agreement, (b) material impairment on the ability of the Buyer to enforce any of such obligations or any of its rights, remedies, powers, privileges and benefits under this Agreement, (c) material adverse effect on Seller's financial condition as represented to Buyer in the most recently furnished financial statements, or (d) Event of Default.

               "Mortgage-Backed Security" shall mean any security (including, without limitation, a participation certificate) that represents an interest in a pool of mortgages, deeds of trust or other instruments creating a Lien on Property which is improved by a completed single family dwelling (one-to-four family units) or a unit in a condominium or planned unit development.

               "Mortgage Loan" shall mean a residential real estate secured loan (including 1-4 family unit, condominium and planned unit development), including, without limitation: (a) a promissory note and related deed of trust (or mortgage) and/or security agreement; (b) all guaranties and insurance policies, including, without limitation, all mortgage and title insurance policies and all fire and extended coverage insurance policies and rights of Seller to return premiums or payments with respect thereto; and (c) all right, title and interest of Seller in the Property covered by said deed of trust (or mortgage).

               "Mortgage Loan Confirmation Agreement" shall be substantially in the form of Exhibit F attached hereto.

               "Mortgage Loan Schedule" shall mean a schedule in the form of Exhibit G attached hereto.

               "NationsBank Agreement" shall mean that certain Residuals Financing Agreement dated as of September 4, 1998 among Seller, Buyer and Guarantor, as amended, restated, extended and replaced from time to time.

               "Non-Warehouse Debt Ratio" shall mean, with respect to Guarantor and its Subsidiaries on a consolidated basis, on any date the ratio of (a) consolidated funded Indebtedness (including Subordinated Debt), minus the sum of- (i) unrestricted cash or cash equivalents exceeding $5,000,000.00, plus (ii) one hundred percent (100%) of the value, according to Guarantor's balance sheet at such date, of all Mortgage Loans held for sale, plus (iii) eighty percent (80%) of the dollar amount of all accounts receivable shown on Guarantor's balance sheet at such date (but excluding all accounts receivable as to which any affiliate or any Subsidiary of Guarantor is the account party), to (b) Tangible Net Worth.

               "Permitted Secured Debt" shall mean the Indebtedness set forth on Exhibit H hereto.


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               "Person" shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization or governmental entity.

               "Plan" shall mean, as to any Person, any pension plan that is covered by Title IV of ERISA and in respect of which such Person or a Commonly Controlled Entity of such Person is an "employer" as defined in Section 3(5) of ERISA.

               "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

               "Price Differential" shall mean, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

               "Pricing Rate" shall mean on any day, the per annum percentage rate equal to the sum of (a) the thirty (30)-day rate set forth at Telerate Page 3750 (generally known to be the 30-day LIBOR rate) at approximately 11:00 a.m. London time for such day, plus (b) (i) with respect to the aggregate amount of Purchase Price of Eligible Repo Assets delivered under a Mortgage Loan Confirmation Agreement and the Required Documents for which have not been delivered to the Custodian, one and one-half of one percent (1.50%), and (ii) with respect to the aggregate amount of Purchase Price of Eligible Repo Assets the Required Documents for which have been delivered to the Custodian, one and one-quarter of one percent (1.25%); provided, however, that if such information is not available on Telerate, the "Pricing Rate" shall be determined from information supplied to the Buyer by a nationally recognized reporting service for similar information acceptable to the Buyer.

               "Prime Rate" shall mean the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates).

               "Principal" shall have the meaning given such term in Paragraph 26 below.

               "Property" shall mean the real property, including the improvements thereon, and the personal property (tangible or intangible) which are encumbered pursuant to a Mortgage Loan.

               "Purchase Date" shall mean the date on which Purchased Repo Assets are to be transferred by Seller to Buyer.

               "Purchase Price" shall mean, as calculated on each date pursuant to information certified by Seller on all Purchased Repo Assets subject to a Transaction on such date, with respect to each Purchased Repo Asset, an amount equal to the least of (a) one hundred percent (100%) of the unpaid principal balance thereof, (b) ninety-eight (98%) of the Market Value (as determined by Buyer in its sole discretion) thereof as of such date, and (c) one hundred percent (100%) of the acquisition cost thereof if said Purchased Repo Asset was acquired by Seller from a third party; provided, however, that (i) if any payment under the Mortgage Loan related to such


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Purchased Repo Asset is more than thirty (30) days past due, the Purchase Price for such Purchased Repo Asset shall be eighty-five percent (85%) of the amount calculated pursuant to the above formula, (ii) at any time prior to June 30, 1999, if the Mortgage Loan related to such Purchased Repo Asset has a "C" rating according to the Underwriting Guidelines and the aggregate Purchase Price for all Purchased Repo Assets the related Mortgage Loan of which has a "C" rating according to the Underwriting Guidelines exceeds ten percent (10%) of the Aggregate Purchase Price Limit, the Purchase Price for such Purchased Repo Asset and each other Purchased Repo Asset which exceeds such ten-percent limit shall be ninety percent (90%) of the amount calculated pursuant to the above formula,
(iii) at any time prior to June 30, 1999, if the Mortgage Loan related to such Purchased Repo Asset has a "D" rating according to the Underwriting Guidelines and the aggregate Purchase Price for all Purchased Repo Assets the related Mortgage Loan of which has a "D" rating according to the Underwriting Guidelines exceeds seven and one-half percent (7.5%) of the Aggregate Purchase Price Limit, the Purchase Price for such Purchased Repo Asset and each other Purchased Repo Asset which exceeds such seven-and-one-half-percent limit shall be ninety percent (90%) of the amount calculated pursuant to the above formula, and (iv) if the date of the promissory note underlying the Mortgage Loan related to such Purchased Repo Asset is earlier than ninety (90) days prior to the related Purchase Date, the Purchase Price for such Purchased Repo Asset shall be ninety percent (90%) of the amount calculated pursuant to the above formula.

               "Purchased Repo Assets" shall mean the Eligible Repo Assets transferred by Seller to Buyer in a Transaction hereunder, and any Eligible Repo Assets substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Repo Assets" with respect to any Transaction at any time also shall include Additional Repo Assets delivered pursuant to Paragraph 4(a) hereof.

               "Repo Asset" shall mean all now existing and hereafter arising right, title and interest of Seller in, under and to each of the following:

                      (a) A Mortgage Loan, now owned and hereafter acquired by Seller the Required Documents for which are delivered to the Custodian or which Mortgage Loan is otherwise identified for inclusion under the Custody Agreement (including, without limitation, on a Mortgage Loan Confirmation Agreement), including, without limitation, the promissory notes or other instruments or agreements evidencing the indebtedness of obligors thereon, all mortgages, deeds to secure debt, trust deeds and security agreements related thereto, all rights to payment thereunder, all rights in the properties securing payment of the indebtedness of the obligors thereon, all rights under documents related thereto, such as guaranties and insurance policies (issued by governmental agencies or otherwise), including, without limitation, mortgage and title insurance policies, fire and extended coverage insurance policies (including the right to any return premiums) and FHA insurance and VA guaranties, and all rights in cash deposits consisting of impounds, insurance premiums or other funds held on account thereof;

                      (b) All rights of Seller (but not its obligations) under all Take-Out Commitments and hedge contracts, now existing and hereafter arising, covering any part of the foregoing Repo Asset, and all rights to deliver Mortgage Loans included as Repo Asset hereunder to permanent investors and other purchasers, and all proceeds resulting from the disposition of such Repo Asset;

                      (c) All now existing and hereafter established hedge contracts and other futures and futures options transactions involving Mortgage Loans included as Repo Asset hereunder;

                      (d) All now existing and hereafter arising rights to service, administer and/or collect Mortgage Loans included as Repo Asset hereunder;

                      (e) All rights of Seller, now existing and hereafter arising, to the payment of monies on account of advances made by Seller, on account of principal and interest payments and otherwise, under all servicing contracts pursuant to which Seller is servicing Mortgage Loans, and on account of fees payable to Seller under such servicing contracts;

                      (f) All now existing and hereafter arising accounts, contract rights and general intangibles constituting or relating to any of the foregoing Repo Asset;

                      (g) All now existing and hereafter acquired files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other books, records, information and data of Seller relating to the foregoing Repo Asset (including all information, records, data, programs, tapes, discs, and cards necessary or helpful in the administration or servicing of the foregoing Repo Asset);

                      (h) The Settlement Account and any and all funds at any time held therein; and

                      (i) All products and proceeds of the foregoing Repo Asset.

               "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

               "Repurchase Date" shall mean, with respect to any Purchased Repo Asset, the earliest of: (a) the date all Transactions hereunder are terminated pursuant to Paragraph 17 below, (b) the date such Purchased Repo Asset is no longer an Eligible Repo Asset, (c) the date of occurrence of any Event of Default, and (d) the date Seller otherwise requests to repurchase such Purchased Repo Asset pursuant to Paragraph 3(c) below.

               "Repurchase Price" shall mean the price at which Purchased Repo Assets are to be transferred from Buyer to Seller on the Repurchase Date, which will be determined in each case as the sum of the Purchase Price and the Price Differential as of the date of such determination.

               "Repurchase Request" shall have the meaning set forth in Paragraph 3(c) below.

               "Required Documents" shall mean those documents described in
Exhibit I attached hereto.

               "Required Servicing Data" shall mean, with respect to any Repo Asset, all information, records, data, programs, tapes, discs, cards and other materials necessary to enable Buyer or its designee or assignee to administer or service such Repo Asset.

               "Requirements of Law" shall mean, as to any Person, the Articles or Certificate of Incorporation and ByLaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Responsible Financial Officer" shall mean as to any Person the chief financial officer, senior vice president-finance, vice president-finance or assistant vice president-finance of such Person, with any Person executing and delivering any certificate hereunder on behalf of Seller or Guarantor which is required to be executed and delivered by a "Responsible Financial Officer" being acknowledged by Seller and Guarantor as being a Person actively involved with and knowledgeable with respect to all financial matters affecting Seller and Guarantor, as applicable.

               "Secured Obligations" shall mean any and all debts, obligations and liabilities of Seller to the Buyer (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to: (a) this Agreement, the Custody Agreement, and all documents, instruments and agreements executed in connection herewith, and (b) any and all other credit extensions and other contractual relationships between Buyer and/or any of its Affiliates and Seller and/or Guarantor, excluding, however, credit extensions in the nature of syndicated credit facilities under which Seller and/or Guarantor is liable to Buyer and/or its Affiliates and other credit extenders which are not Affiliates of Buyer and/or its Affiliates.

               "Seller" shall refer to Aames Capital Corporation, a California corporation.

               "Settlement Account" shall mean no-access account #01-419-663 maintained with the Custodian (ABA # 021-001-033).

               "Subordinated Debt" shall mean Indebtedness of the Seller subordinated to the Secured Obligations in the manner and to the extent required by the Buyer pursuant to written subordination agreements satisfactory in form and substance to the Buyer.

               "Subsidiary" shall mean, with respect to any Person, any corporation more than fifty percent (50%) of the stock of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of such corporation shall, at the time as of which any determination is being made, be owned by such Person, either directly or through Subsidiaries of such Person (irrespective of whether or not at such time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency); provided, however, that in no event shall the term "Subsidiary" as it relates to Seller include any special purpose entity formed solely for the purpose of issuing

Mortgage-Backed Securities supported by Mortgage Loans originated or acquired by Seller and transferred to such special purpose entity in support of such Mortgage-Backed Securities.

               "Take-Out Commitment" shall mean a bona fide current, unused and unexpired whole loan commitment or forward sale Mortgage-Backed Security commitment issued in favor of and held by Seller made by an Approved Investor, under which said Approved Investor agrees, prior to the expiration thereof, upon the satisfaction of certain terms and conditions therein, to purchase the subject Mortgage Loan or related Mortgage-Backed Security at a specified price, which commitment is not subject to any term or condition which is not customary in commitments of like nature, and which can and will be fully complied with prior to the expiration thereof.

               "Tangible Net Worth" of any Person shall mean the consolidated net worth of such Person, determined in accordance with GAAP, minus all intangible assets under GAAP; provided that residual assets shall not be classified as intangible assets.

               "Transaction" shall, in addition to the definition set forth in Paragraph 1 above, refer to substitutions pursuant to Paragraph 9 below.

               "Underwriting Guidelines" shall mean Seller's guidelines for underwriting the origination or acquisition of Mortgage Loans as of the date hereof, a copy of which guidelines have been furnished to Buyer.

               "Upfront Fees" shall mean such fees payable to the Buyer as are set forth in that certain fee letter dated as of April 8, 1999.

        3. Initiation; Confirmation; Purchase and Repurchase; Price Differential; Transaction Amount; Non-Usage Fee.

               (a) Subject to the terms and conditions set forth herein, Seller may initiate a Transaction by delivering a written confirmation (a "Confirmation") to Buyer on or before 9:00 a.m. (Los Angeles time) on the proposed Purchase Date for the related Transaction.

               (b) Each Confirmation shall be prepared and duly executed by an Authorized Representative of Seller and shall describe the Purchased Repo Assets, identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, and (iii) any additional terms or conditions of the Transaction not inconsistent with this Agreement. In the event any Repo Asset subject to the proposed Transaction is subject to any prior Lien to be released upon receipt of funds in payment therefor and any portion of the Purchase Price shall be used to pay any lienholder for the release of such Lien, Seller shall identify such Repo Asset, the lienholder, the amount to be wired to such lienholder for the release of such Lien, and the wire instructions for such lienholder and instruct and authorize Buyer in the Confirmation to wire such portion of the Purchase Price to such lienholder directly; provided, however, that on any Purchase Date, with respect to any Repo Assets subject to the Lien of a flow correspondent mortgage lender of Seller with an aggregate Purchase Price not exceeding $1,000,000, Seller shall identify such Repo Assets and the related flow correspondent mortgage lender in the Confirmation and attach thereto a copy of the related bailee letter from such flow correspondent mortgage lender and Seller's internally generated wire request, and provide to Buyer on the Business Day immediately following the Purchase Date confirmation satisfactory to Buyer that Seller has wired the full amount necessary for the release of the Lien of such flow correspondent mortgage lender. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail. On the Purchase Date for the Transaction, the Purchased Repo Assets shall be transferred to Buyer against the transfer of the Purchase Price to the account or accounts specified by Seller.

               (c) The Purchased Repo Assets shall be repurchased by Seller on the Repurchase Date. In the event Seller wishes to repurchase any Purchased Repo Asset at any time prior to a Repurchase Date which would otherwise occur pursuant to the terms hereof (including the repurchase and simultaneous sale of any Purchased Repo Asset to an Approved Investor), Seller shall deliver a written request in the form of Exhibit J hereto (the "Repurchase Request") to each of the Buyer and the Custodian on or before 1:00 p.m. (Los Angeles time) on the Business Day prior to the proposed Repurchase Date. Each Repurchase Request shall be prepared and duly executed by an Authorized Representative of Seller and shall describe the Purchased Repo Assets to be repurchased, identify Buyer and Seller and set forth (i) the Repurchase Date, and (ii) the Repurchase Price. The Repurchase Request, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the repurchase to which the Repurchase Request relates, unless with respect to the Repurchase Request specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Repurchase Request and this Agreement, this Agreement shall prevail. On the Repurchase Date, the Purchased Repo Assets shall be transferred to Seller against the transfer of the Repurchase Price to an account specified by Buyer.

               (d) Unless otherwise required by Buyer, the outstanding Price Differential, if not previously paid, shall be payable monthly in arrears at the end of each calendar month. Buyer shall prepare and deliver a billing to Seller for any such monthly payment as well as the non-usage fee pursuant to Paragraph 3(f) below and Seller shall pay the full amount of such billing no later than two (2) Business Days after receipt thereof. Payment of the Repurchase Price (including any Price Differential) and the non-usage fee shall be made by wire transfer in immediately available funds.

               (e) The minimum aggregate Purchase Price for the Purchased Repo Assets subject to each Transaction shall be $1,000,000. The aggregate outstanding Purchase Price for all Purchased Repo Assets subject to this Agreement as of any date of determination shall not exceed the Aggregate Purchase Price Limit.

               (f) Seller shall pay to Buyer a monthly non-usage fee, in arrears, equal to the product of: (i) one-twelfth (1/12) of the Facility Fee Percentage multiplied by (ii) the excess, if any, of the daily average Aggregate Purchase Price Limit during the month for which such fee is calculated, over the daily average dollar amount of Purchase Price paid by Buyer during such monthly period, such monthly amount to be billed and to be payable in accordance with the provisions of Paragraph 3(d) above.

        4. Margin Maintenance.

               (a) Buyer shall determine the Market Value for the Purchased Repo Assets in its sole discretion from time to time and at such time as it may elect in its sole discretion. Buyer shall not take into account any Purchased Repo Asset with respect to which there is a breach of representation, warranty or covenant made by Seller in this Agreement or the Custody Agreement and which breach has not been cured prior to the date on which Market Value is being determined. If at any time the aggregate Market Value of all Purchased Repo Assets is less than the aggregate Buyer's Margin Amount for all Purchased Repo Assets (a "Margin Deficit"), then Buyer may by written notice to Seller require Seller, at Seller's option, to transfer to Buyer cash or additional Eligible Repo Assets reasonably acceptable to Buyer ("Additional Repo Assets"), so that the cash and aggregate Market Value of the Purchased Repo Assets, including any such Additional Repo Assets, will thereupon equal or exceed such aggregate Buyer's Margin Amount.

               (b) If any notice is given by Buyer under subparagraph (a) of this Paragraph at or before the close of business on any Business Day, Seller shall transfer cash or Additional Repo Assets as provided in such subparagraph no later than the close of business on the next Business Day following such notice.

               (c) Notwithstanding any term to the contrary set forth herein or in the Custody Agreement, so long as a Margin Deficit has occurred and is continuing, Buyer shall not be required to sell or release any Purchased Repo Asset to Seller.

        5. Income Payments. All payments and distributions of Income, whether in cash or in kind, made on or with respect to the Purchased Repo Assets shall belong to Buyer; provided, however, that until otherwise notified by Buyer, such notification to be given in Buyer's sole and absolute discretion at any time, amounts payable by obligors on account of Mortgage Loans included in the Purchased Repo Assets may be received and retained by Seller. Upon such notification by Buyer, Seller shall cause all payments and distributions of Income with respect to the Purchased Repo Assets to be made directly to Buyer. Buyer shall in its sole discretion, on the date such Income is paid or distributed, either (i) transfer to or credit to the account of Seller such Income or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the outstanding Repurchase Price to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Repo Assets sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

        6. Security Interest.

               (a) Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are construed by any court or otherwise deemed to be secured loans rather than sales and purchases, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a perfected, first priority security interest in, all of the Purchased Repo Assets with respect to all Transactions hereunder and all Income thereon and other proceeds thereof. Seller hereby pledges, assigns and grants to Buyer a first priority, perfected security interest in the Purchased Repo Assets at any time acquired by Buyer to secure payment and performance of the Secured Obligations.

               (b) Seller shall execute any financing statements required by Buyer from time to time in order to perfect such security interest, and shall pay all fees and expenses associated with perfecting such security interest.

               (c) Upon Buyer's request, Seller shall give notice of its assignment of all hedge contracts in connection with the Purchased Repo Assets to the issuers under such hedge contracts and cause such issuers to acknowledge in writing such assignments to the Buyer and the rights of the Buyer thereunder.

        7. Payment and Transfer. All transfers of funds hereunder shall be in immediately available funds. All Eligible Repo Assets transferred by Seller to Buyer shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as required hereunder and under the Custody Agreement. Except as otherwise permitted under the definition of Eligible Repo Asset, Seller shall, at such time as required pursuant to the Custody Agreement prior to the funding of each Transaction, deliver to Buyer through the Custodian a fully executed Custody Receipt (with a copy to the Buyer) and all Required Documents in connection with each Eligible Repo Asset to be included in such Transaction. All transfers of Purchased Repo Assets by Buyer to Seller shall occur upon Buyer's receipt of the Repurchase Price therefor. Upon request by Seller, Buyer shall promptly notify the Custodian to transfer custody of the applicable Purchased Repo Assets to Seller pursuant to the Custody Agreement after Buyer has confirmed its receipt of the Repurchase Price therefor.

        8. Transfer of Purchased Repo Assets by Buyer. All of Seller's interest in the Purchased Repo Assets shall pass to Buyer on the Purchase Date and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Repo Assets or otherwise selling, transferring, pledging or hypothecating the Purchased Repo Assets, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Repo Assets to Seller pursuant to the terms hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

        9. Substitution. Seller may, subject to agreement with and acceptance by Buyer, substitute other Eligible Repo Assets of the same type for any Purchased Repo Assets. Such substitution shall be made by transfer to Buyer of such other Eligible Repo Assets pursuant to the same procedure as that set forth in Paragraph 7 above for any Transaction. After substitution, the substituted Eligible Repo Assets shall be deemed to be Purchased Repo Assets.

        10. Representations and Warranties. Seller hereby represents and warrants, and shall on and as of the Purchase Date for any Transaction and on and as of each date thereafter through and including the related Repurchase Date be deemed to represent and warrant, that:

               (a) Financial Condition. The financial statements dated February 28, 1999, copies of which have heretofore been furnished to the Buyer, are complete and correct in all material respects and present fairly in accordance with GAAP the consolidated financial condition of the Guarantor and its consolidated Subsidiaries at such dates and the consolidated and consolidating results of its operations and changes in cash flows for the fiscal periods then ended.

               (b) No Change. Since February 28, 1999, there has been no material adverse change in the business, operations, assets or financial or other condition of Seller, Guarantor or the Guarantor and its consolidated Subsidiaries taken as a whole.

               (c) Corporate Existence; Compliance with Law. Each of Seller and
Guarantor: (1) is duly organized, validly existing and in good standing as a corporation under the States of California and Delaware, respectively and is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify would have a material adverse effect on Seller, Guarantor or their respective property and/or business or on the ability of Seller to pay or perform its obligations under this Agreement or Guarantor to pay or perform the Guaranty,
(2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance with all Requirements of Law and Contractual Obligations, the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of Seller, Guarantor or Guarantor and its consolidated Subsidiaries taken as a whole or on the Purchased Repo Assets.

               (d) Corporate Power; Authorization; Enforceable Obligations. Each of Seller and Guarantor has the corporate power and authority and the legal right to execute, deliver and perform this Agreement and the Guaranty, respectively, and to enter into the transactions contemplated hereby and thereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Transactions hereunder, and the Guaranty and the transactions contemplated thereby, respectively. This Agreement has been duly executed and delivered on behalf of Seller and constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity. The Guaranty has been duly executed and delivered on behalf of Guarantor and constitute legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

               (e) No Legal Bar. The execution, delivery and performance of this Agreement, the Guaranty, the Transactions hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of Seller and/or Guarantor or create or result in the creation of any Lien (except the security interest purported to be created under this Agreement) on any assets of Seller.

               (f) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator, court or governmental authority is pending (or, to the knowledge of Seller or Guarantor, threatened) by or against Guarantor or any of its Subsidiaries or against any of such parties' properties or revenues which is likely to be adversely determined and which, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of Guarantor or any of its Subsidiaries or on the Purchased Repo Assets or is likely to have a material adverse effect on the validity or enforceability of this Agreement or the Guaranty.

               (g) Taxes. Guarantor and each of its Subsidiaries has filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property other than taxes which are being contested in good faith by appropriate proceedings and as to which Guarantor or the applicable Subsidiary has established adequate reserves in conformity with GAAP.

               (h) Investment Company Act. Neither the Company nor the Parent is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (i) Federal Reserve Board Regulations. Neither Guarantor nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Transaction will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

               (j) ERISA. Guarantor and each of its Subsidiaries are in compliance in all respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by Guarantor or any of its Subsidiaries which is likely to result in the termination of such Plan for purposes of Title IV of ERISA.

               (k) Assets. Guarantor and each of its Subsidiaries have good and marketable title to all material property and assets reflected in the financial statements referred to in Paragraph 10(a) above, except property and assets sold or otherwise disposed of in the ordinary course of business or for fair market value subsequent to the date thereof.

               (l) Securities Acts. Neither Guarantor nor any of its Subsidiaries has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), or any other law, and is not violating any rule, regulation or requirement under the Act or the Securities Exchange Act of 1934, as amended.

               (m) Consents, etc. No consent, approval or authorization of, or registration, declaration or filing with, any Person is required on the part of Seller or Guarantor in connection with the execution and delivery of this Agreement or the Transactions hereunder, and the Guaranty, respectively (other than filings to perfect the security interest purported to be granted by Seller pursuant hereto) or the performance of or compliance with the terms, provisions and conditions hereof.

               (n) Repurchase Agreement. Each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Repo Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

               (o) Contractual Right to Liquidation. Buyer's right to liquidate Repo Assets delivered to it in connection with Transactions under this Agreement or to exercise any other remedies pursuant thereto (including, without limitation, Paragraph 11 of this Agreement) is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended, and is a right of setoff for settlement payments with respect to such Transaction as described in subsections (b)(6) and (7) of
Section 362 of Title 11 of the United States Code, as amended.

               (p) Information. All information provided by Seller to Buyer concerning the Purchased Repo Assets is true and correct as of the date provided in all material respects. All data and other information provided by or on behalf of Seller to the Custodian, whether in writing, by electronic transmission or on computer tape or diskette or otherwise, is true and correct (or corrected as of the Purchase Date so as to be true and correct) as of the date provided in all material respects.

               (q) Servicing. Seller is servicing each Mortgage Loan in strict conformity with the servicing standards described in Paragraph 11(n) below.

               (r) Year 2000 Compliance. Seller has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Seller or any of its subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect. Seller reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

        11. Affirmative Covenants of the Seller. Seller hereby covenants and agrees with Buyer that, as long as any Repurchase Price or any other obligations of Seller under this Agreement remain unpaid (or longer as expressly provided in Paragraphs 11(g) and 11(j) below) or this Agreement has not been terminated, Seller shall:

               (a) Financial Statements. Furnish or cause to be furnished to
Buyer:

                         (1) Within: (i) ninety (90) days after the last day of each fiscal year of Guarantor, consolidated statements of income and statements of cash flow of Guarantor for such year and a consolidated balance sheet of Guarantor as of the end of such year presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants reasonably acceptable to Buyer, and (ii) ninety (90) days after the last day of each fiscal year end of Seller, statements of income and statements of cash flow of Seller for such year and a balance sheet of Seller as of the end of such year presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants reasonably acceptable to Buyer;

                         (2) Within forty-five (45) days after the last day of each calendar quarter other than the last quarter of each fiscal year, statements of income of Seller for such quarter and a balance sheet of Seller as of the end of such quarter, and statements of income and statements of cash flow of Guarantor for such quarter and a balance sheet of Guarantor as of the end of such quarter;

                         (3) Within thirty (30) days after the last day of each calendar month other than the last month of each calendar quarter, consolidated statements of income for such month and a consolidated balance sheet as of the end of such month of Guarantor and its Subsidiaries;

                         (4) Concurrently with each delivery of the financial statements referred to in subparagraphs (2) and (3) above, a certificate of a Responsible Financial Officer of Guarantor or Seller, as applicable, in the form of Exhibit K hereto, stating that such financial statements are presented fairly in accordance with GAAP and demonstrating in detail satisfactory to Buyer the Guarantor's or Seller's, as applicable, compliance with the financial covenants set forth in Paragraphs 12(i), 12(j), 12(k), 12(l) and 12(m) below as of and at the date of such financial statements;

                         (5) As soon as is available any written report pertaining to material items in respect of the internal control matters of Guarantor submitted to Guarantor by its independent accountants in connection with each annual or interim special audit of the financial condition of Guarantor made by such independent public accountants; and

                         (6) Copies of all proxy statements, financial statements, and reports which Guarantor sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements under the Act which Guarantor files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange, and copies of all prospectuses for any debt or equity offerings as well as asset-based securitizations by Guarantor or any of its Subsidiaries.

               (b) Certificates; Reports; Other Information. Furnish or cause to be furnished to Buyer:

                      (1) On each Business Day, the information set forth in the Mortgage Loan Schedule with respect to each Purchased Repo Asset to Buyer electronically;

                      (2) The required reports listed on Exhibit L hereto at the times set forth therein; and

                      (3) Promptly, such additional financial and other information, including, without limitation, financial statements of Seller, Guarantor, any Subsidiary of Seller or Guarantor or any Approved Investor, and information regarding the Purchased Repo Assets as Buyer may from time to time reasonably request.

               (c) Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted or accelerated, as the case may be, all its Indebtedness (including taxes), except Indebtedness (other than the obligations under this Agreement) in an aggregate amount not to exceed $1,000,000.

               (d) Maintenance of Existence and Properties. Maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary in the normal conduct of its business (other than such rights, privileges, licenses, approvals, franchises, properties and assets the failure to so obtain and maintain would not in the aggregate have a Material Adverse Effect) and comply with all Contractual Obligations and Requirements of Law.

               (e) Inspection of Property; Books and Records; Audits.

                         (1) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

                         (2) Permit representatives of Buyer to: (i) visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by Buyer, (ii) discuss the business, operations, properties and financial and other condition of Guarantor and its Subsidiaries with officers and employees of such parties, and with their independent certified public accountants, and (iii) conduct periodic operational audits of Seller's business and/or operations.

               (f) Notices. Promptly give written notice to Buyer of.

                         (1) The occurrence of any Potential Default or Event of Default;

                         (2) Any litigation or proceeding affecting Guarantor or any of its Subsidiaries or the Purchased Repo Assets which Seller reasonably believes could have a material adverse effect on the Purchased Repo Assets or the business, operations, property, or financial or other condition of Guarantor or any of its Subsidiaries, or could have a material adverse effect on the validity or enforceability of this Agreement;

                         (3) A material adverse change in the business, operations, property or financial or other condition of Guarantor or any of its Subsidiaries;

                         (4) Any change in the chief executive officer of Seller;

                         (5) The incurrence by Seller or Guarantor of any obligation in connection with any derivatives transaction outside of the normal course of business of Seller or Guarantor;

                         (6) Any event or anticipated event, including, without limitation, the unavailability of pool insurance or other forms of credit enhancement, which Seller or Guarantor anticipates is likely to adversely affect the timely planned issuance of any Mortgage-Backed Security which would have been supported by Mortgage Loans owned by Seller; and

                         (7) Receipt by Seller of written notice from any Person that any pooling and servicing contract under which Seller acts as servicer has been or may in the future be terminated as a result of the occurrence of any event of default under such pooling and servicing contract or otherwise "for cause" pursuant to the terms of such pooling and servicing contract.

               (g) Expenses. Pay all reasonable out-of-pocket costs and expenses (including fees and disbursements of counsel) of Buyer incident to: (1) the preparation, negotiation and administration of this Agreement and the related documents and the protection of the rights of Buyer hereunder and thereunder, and (2) the enforcement of payment of the Repurchase Price and/or Price Differential, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving Seller or a "workout" of Seller's obligations hereunder. The obligations of Seller under this Paragraph 11(g) shall be effective and enforceable whether or not any Transaction is consummated hereunder and shall survive payment of all other obligations of Seller hereunder.

               (h) Repo Documents. Comply with and observe all terms and conditions of this Agreement, the Custody Agreement and all agreements and other documents related hereto and thereto.

               (i) Insurance. Obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, errors and omissions coverage and fidelity coverage, and furnish Buyer on request full information as to all such insurance.

               (j) Indemnification. Indemnify, defend and hold harmless Buyer ("Indemnified Party") from and against any and all claims, obligations, penalties, actions, suits, judgments, reasonable costs and disbursements, losses, liabilities and damages (including, without limitation, reasonable attorneys' fees) of any kind whatsoever (collectively and severally, "Claims") which may at any time be imposed on, assessed against or incurred by Indemnified Party in any way relating to or arising out of this Agreement or the Custody Agreement or the transactions contemplated thereby or any action reasonably taken or omitted to be taken by

Indemnified Party in connection with the foregoing; provided, however, that neither Seller nor Guarantor shall be liable for any portion of any Claims arising out of or resulting from the gross negligence or willful misconduct of Indemnified Party. Indemnified Party agrees that it will promptly notify Seller of any claim, action or suit asserted or commenced against it and that Seller may assume the defense thereof with counsel reasonably satisfactory to Indemnified Party at Seller's sole expense, that Indemnified Party will cooperate with Seller on such defense, and that Indemnified Party will not settle any such claim, action or suit without the consent of Seller; provided, however, that in the event Indemnified Party is not reasonably satisfied with such defense, Indemnified Party may assume such defense with counsel satisfactory to Indemnified Party at Seller's sole expense. The indemnification obligations of Seller and Guarantor under this Paragraph 11(j) shall survive termination of this Agreement and payment in full of all outstanding Repurchase Price.

               (k) Custodian. Utilize the same financial institution as "custodian" or "collateral agent" for all of its credit and repo facilities secured by Mortgage Loans owned by Seller or Guarantor.

               (l) Shipment of Purchased Repo Assets. Direct the Custodian to ship Purchased Repo Assets only to Approved Investors.

               (m) Ownership. Seller shall be, at the time it sells any Repo Assets to Buyer under any Transaction, the legal and beneficial owner of such Repo Assets free and clear of any Lien except for the security interest created by this Agreement.

               (n) Servicing.

                         (1) The parties hereto agree and acknowledge that the purchase and sale of the Repo Assets contemplated hereby are on a servicing-released basis. Notwithstanding the nature of such purchase and sale, until otherwise notified by Buyer in its sole and absolute discretion, Seller shall continue to service such Purchased Repo Assets for the benefit of Buyer and any transferee of Buyer's interest therein (subject to any such transferee's right, in its sole and absolute discretion to terminate such servicing arrangements if the same have not earlier been terminated by Buyer), at no cost or expense to Buyer or any such transferee.

                         (2) Until such servicing activity is terminated by Buyer or its transferee as permitted hereunder, Seller shall service and administer the Purchased Repo Assets in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry for similar mortgage loans. Seller shall at all times maintain accurate and complete records of its servicing of the Purchased Repo Assets. Automatically within 30 days following the termination of the Master Repurchase Agreement, for whatever reason, and automatically following the occurrence of any Event of Default without demand or notice by any person, including Buyer, and at any other date upon the request of Buyer, Seller shall provide to Buyer the Required Servicing Data on all Purchased Repo Assets owned by Buyer at such date.

                         (3) Seller shall provide Buyer and its permitted assigns with periodic reports concerning the Purchased Repo Assets with such frequency and containing such information as Buyer or its permitted assigns may reasonably request.

                         (4) Seller shall cooperate with Buyer to effect any transfer of the servicing for the Mortgage Loans included in the Purchased Repo Assets, including, without limitation to deliver the Required Servicing Data, and all other files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other books, records, information and data of Seller relating to the Purchased Repo Assets (including all information, records, data, programs, tapes, discs, and cards necessary or helpful in the administration or servicing of such Purchased Repo Assets) to Buyer or as otherwise directed by Buyer.

               (o) Year 2000 Compliance. Seller shall promptly notify the Buyer in the event Seller discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

               (p) Additional Information. At any reasonable time Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in their possession pertaining to each Purchased Repo Asset that is the subject of any Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours on the date of such request.

               (q) Confidentiality. Seller acknowledges that this Agreement and the Custody Agreement are confidential in nature and Seller agrees that, unless otherwise directed by a court of competent jurisdiction or as may be required by federal or state law or regulation, it shall limit the distribution of such documents to its officers, employees, attorneys, accountants and agents as required in order to conduct its business with Buyer and to Lehman Commercial Paper Inc. and Greenwich Capital Financial Products, Inc.

               (s) Further Assurances. Seller shall promptly provide and cause to be provided to the Buyer such further assurances, documents, instruments and agreements as the Buyer may reasonably request in order to effect the purposes of this Agreement.

        12. Negative Covenants. Seller hereby covenants and agrees with Buyer that, as long as any Repurchase Price or any other obligations of Seller under this Agreement remain unpaid or this Agreement has not been terminated, neither Seller nor Guarantor shall, nor shall Seller or Guarantor permit any Subsidiary of Seller or Guarantor to, at any time, directly or indirectly:

               (a) Liens. Create, incur, assume or suffer to exist, any Lien upon the Purchased Repo Assets except as contemplated hereby or create, incur, assume or suffer to exist any Lien upon any of its other property and assets (including servicing rights) except:

                         (1) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided Seller or Guarantor, as applicable, shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                         (2) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of Seller's or Guarantor's business;

                         (3) Purchase money security interests for property hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired; provided, however, that no such security interest or agreement shall affect any servicing rights or extend to any property other than the property acquired; and

                         (4) Liens securing Permitted Secured Debt.

               (b) Indebtedness. Create, incur, assume or suffer to exist, or otherwise become or be liable in respect of, any Indebtedness except:

                         (1) The "Obligations" under the Warehouse Agreement;

                         (2) Indebtedness reflected in the financial statements referred to in Paragraph 11(a) above;

                         (3) Trade debt incurred in the ordinary course of business;

                         (4) Indebtedness secured by Liens permitted under Paragraph 12(a) above;

                         (5) Capitalized Lease Obligations in an aggregate amount not to exceed at any one time outstanding $10,000,000.00;

                         (6) Unsecured Indebtedness consisting of direct borrowings from independent third parties incurred in the ordinary course of business, including Indebtedness incurred pursuant to public debt offerings; and

                         (7) Permitted Secured Debt.

               (c) Consolidation and Merger. Liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination unless: (1) Seller and Guarantor remain as separate surviving corporations following any such consolidation, merger, partnership, joint venture, syndicate or other combination by either Seller or Guarantor, respectively, (2) the fair market value of the total assets of the other Person party to such consolidation, merger, partnership, joint venture, syndicate or other combination when combined with the fair market value of the total assets acquired through any other consolidation, merger, partnership, joint venture syndicate or other combination after the date hereof, does not exceed twenty percent (20%) of the total assets of Guarantor (determined in accordance with GAAP on a consolidated basis) immediately prior to the proposed effective date of such consolidation, merger, partnership, joint venture, syndicate or other combination, and (3) no Potential Default or Event of Default exists immediately prior to, or will occur as a result of, such consolidation, merger, partnership, joint venture, syndicate or other combination.

               (d) Acquisitions. Purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any Person if the fair market value of assets being acquired when combined with the fair market value of all assets similarly acquired after the effective date hereof, exceeds twenty percent (20%) of total assets of Guarantor (determined in accordance with GAAP on a consolidated basis) immediately prior to the proposed effective date of such acquisition.

               (e) Payment of Dividends. Declare or pay any dividends upon any shares of Guarantor's stock now or hereafter outstanding, except dividends payable in the capital stock of Guarantor, or make any distribution of assets to its stockholders as such, whether in cash, property or securities if upon the payment thereof there would exist an Event of Default or Potential Default.

               (f) Purchase or Retirement of Stock. In the case of Guarantor, from and after the date of this Agreement, acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding (other than the conversion of Series B preferred stock and Series C preferred stock into common stock contemplated by the Cap Z Agreement); provided, however, that as long as both before and following the consummation of such acquisition, purchase, redemption or retirement there does not exist an Event of Default or Potential Default, Guarantor may enter into such transactions in an aggregate fair market dollar amount not to exceed $5,000,000.00.

               (g) Investments; Advances. Make or commit to make any advance, loan or extension of credit (other than Mortgage Loans and reimbursable servicing advances made in the ordinary course of Seller's or such Subsidiary's business) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person if such investment, advance or commitment to advance, when combined with all other such investments, advances and commitments to advance, exceeds twenty percent (20%) of the total equity of Guarantor (determined in accordance with GAAP on a consolidated basis) immediately prior to the proposed effective date of such investment, advance or commitment to advance.

               (h) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business and at fair market value or otherwise in accordance with the Seller's business plan projection known as the "Project Angel Projection" dated as of February 15, 1999, a copy of which having been delivered to the Buyer.

               (i) Leverage. Permit at any time the Leverage Ratio of Guarantor and its consolidated Subsidiaries to exceed 4.00: 1.00.

               (j) Minimum Tangible Net Worth. Permit at any time:

                         (1) Guarantor's Tangible Net Worth to be less than the sum of: (i) $135,000,000, plus (ii) eighty percent (80%) of net income (if positive), determined in accordance with GAAP, during each calendar quarter ending after the date hereof, plus (iii) eighty-five percent (85%) of contributions to equity of Guarantor (other than the "Rights Offering" under (and as defined in) the Cap Z Agreement) made at any time after the date hereof, plus (iv) one hundred percent (100%) of contributions to equity of Guarantor in connection with the "Rights Offering" under (and as defined in) the Cap Z Agreement, or

                         (2) Seller's Tangible Net Worth to be less than the sum of: (i) $400,000,000, plus (ii) eighty percent (80%) of net income (if positive), determined in accordance with GAAP, during each calendar quarter ending after the date hereof, plus (iii) eighty-five percent (85%) of contributions to equity of Seller (other than the "Rights Offering" under (and as defined in) the Cap Z Agreement) made at any time after the date hereof, plus (iv) one hundred percent (100%) of contributions to equity of Seller in connection with the "Rights Offering" under (and as defined in) the Cap Z Agreement.

               (k) Minimum Profitability. Permit at the end of any calendar quarter (commencing with the calendar quarter ending September 30, 1999) Guarantor's consolidated net income, determined in accordance with GAAP, for such calendar quarter and the immediately preceding calendar quarter, taken together, to be less than $1.00.

               (l) Non-Warehouse Debt. Permit the Non-Warehouse Debt Ratio of Guarantor and its consolidated Subsidiaries to exceed 1.55:1.00 for the calendar quarters ending March 31, 1999 and June 30, 1999, and 1.40: 1.00 for any other calendar quarter thereafter.

               (m) Maintenance of Liquidity and Committed Working Capital Line.
Permit:

                         (1) The aggregate amount of the Guarantor's cash, Cash Equivalents and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse or working capital facilities, on a consolidated basis and on any given day, to be less than: (i) prior to July 1, 1999, $5,000,000, and (ii) on and after July 1, 1999, $15,000,000; provided, however, that the liquidity of the Guarantor, on a consolidated basis and on any given day, may fall below the foregoing thresholds one time in any given calendar month and such noncompliance shall not last for more than three Business Days, but may in no event fall below $1,000,000 at any time; or

                         (2) Seller to have less than $25,000,000 of commitment under a committed working capital line at any time; provided, however, that Seller may have less commitment than the foregoing threshold if Seller can otherwise satisfy the Buyer as to the availability of working capital to meet its servicing advance obligations.

               (n) Modification of Policies and Procedures. Make any material change in (1) its underwriting policies and procedures which would, due to reduced standards of creditworthiness for potential obligors or reduced standards of approval for Property securing a Mortgage Loan, result in the expansion of the pool of potential obligors on Mortgage Loans originated or purchased by Seller or such Subsidiary, or (2) its hedging policies relating to Eligible Repo Assets, as such are in effect on the date hereof.

               (o) Subsidiaries. Create or permit the creation of any Subsidiary not in existence as of the date hereof unless such Subsidiary is in the same line of business as the Seller and the total capitalization thereof does not exceed $ 1,000,000.

               (p) Transactions with Affiliates. Purchase, acquire or lease any property from, or sell, transfer or lease any property to, lend or advance any money to, borrow any money from, guarantee any obligation of, acquire any stock, obligations or securities of, or enter into any management or similar fee arrangement with, any Affiliate, other than (i) on an arms-length basis upon terms and conditions comparable to those that could be reached with a third party (ii) Mortgage Loans on the books of Guarantor or Seller with original principal amounts in the aggregate not to exceed $5,000,000 at any one time extended to executives of the Guarantor or Seller, which Mortgage Loans can and will be securitized.

        13. Events of Default. Upon the occurrence of any of the following events (each, an "Event of Default"):

               (a) Seller fails to transfer Purchased Repo Assets upon the applicable Purchase Date (it being understood and agreed that the failure to timely deliver the Required Documents for Mortgage Loans submitted under a Mortgage Loan Confirmation Agreement shall not constitute an Event of Default hereunder); or

               (b) Seller fails to repurchase Purchased Repo Assets upon the applicable Repurchase Date (other than in the case of a voluntary repurchase pursuant to Paragraph 3(c) above); or

               (c) Seller fails to comply with Paragraph 4 hereof; or

               (d) An Act of Insolvency occurs with respect to Seller, Guarantor or any other controlling entity; or

               (e) Any representation made by Seller hereunder and under the Custody Agreement shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; or

               (f) Seller shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder; or

               (g) Any governmental or regulatory authority shall take possession of Buyer or all or substantially all its property or appoint any trustee, receiver, conservator or other official, or such party shall take any action to authorize any of the actions set forth in this clause (g); or

               (h) One or more judgments or decrees shall be entered against Seller or any of its Subsidiaries in an aggregate amount in excess of $1,000,000, and the same remains undischarged or unpaid for a period of sixty
(60) days during which execution of such judgment or decree is not effectively stayed; or

               (i) This Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Repo Assets purported to be covered hereby; provided, however, that such circumstance shall not constitute an Event of Default if, after determining the Market Value of the Purchased Repo Assets without taking into account the Purchased Repo Assets with respect to which such circumstance has occurred, no other Event of Default shall have occurred and be continuing; or

               (j) Seller shall fail to pay the Price Differential and/or the Repurchase Price on the date when due; or

               (k) Seller shall breach any other covenant in this Agreement or the Custody Agreement; or

               (l) There shall have occurred an "Event of Default" under (and as defined in) the NationsBank Agreement; or

               (m) Guarantor or any of its Subsidiaries shall default in any payment of principal of or interest on any Indebtedness to the Buyer or any of its Affiliates or any other Indebtedness in an aggregate amount of not less than $1,000,000, or any other event shall occur, the effect of which other event is to permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity; or

               (n) Any representation or warranty made by Guarantor in the Guaranty shall be inaccurate or incomplete in any material respect on or as of the date made or deemed made, or Guarantor shall fail to observe or perform or indicate its inability or intent to fail to perform or observe any covenant, agreement or obligation contained in the Guaranty or otherwise or shall attempt to rescind or revoke the Guaranty, with respect to future transactions or otherwise; or

               (o) There shall occur (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Seller or Guarantor, (ii) a material impairment of the ability of Seller or Guarantor to perform under this Agreement or the Guaranty and to avoid any Event of Default, or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against Seller and Guarantor of this Agreement and the Guaranty; or

               (p) Any Person other than Capital Z Financial Services Fund II, L.P. and its Affiliates shall acquire more than twenty-five percent (25%) of the equity interest in the Guarantor and its Subsidiaries on a consolidated basis; or

               (q) The "Supplemental Closing" under (and as defined in) the Cap Z Agreement shall not have been consummated on or before June 30, 1999; or

               (r) Receipt by Seller of written notice from any Person that any pooling and servicing contract under which Seller acts as servicer has been terminated as a result of the occurrence of any event of default under such pooling and servicing contract or otherwise "for cause" pursuant to the terms of such pooling and servicing contract;

then

                      (1) The Buyer may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The Buyer shall (except upon the occurrence of an Act of Insolvency) give notice to the Seller of the exercise of such option as promptly as practicable.

                      (2) If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (1) above, Seller's obligations in such Transactions to repurchase all Purchased Repo Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (1) above, shall thereupon become immediately due and payable, all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder, and Seller shall immediately deliver to Buyer any Purchased Repo Assets subject to such Transactions then in Seller's possession or control.

                      (3) If the Buyer exercises or is deemed to have exercised the option referred to in subparagraph (1) above, the Buyer, without prior notice to the Seller, may immediately sell or otherwise dispose of any Repo Asset at one or more public or private sales, whether or not such Repo Asset is present at the place of sale, for cash or credit or future delivery and without assumption of any credit risk, on such terms and in such manner as the Buyer may determine in its sole discretion.

                      (4) The Seller shall be liable to the Buyer for (i) the amount of all reasonable legal or other expenses incurred by the Buyer in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction. Expenses incurred in connection with an Event of Default shall include without limitation those costs and expenses reasonably incurred by the Buyer as a result of the early termination of any repurchase agreement or reverse repurchase agreement entered into by the Buyer in connection with the Transaction then in default.

                      (5) To the extent permitted by applicable law, the Seller shall be liable to the Buyer for interest on any amounts owing by the Seller hereunder, from the date the Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by the Seller or (ii) satisfied in full by the exercise of the Buyer's rights hereunder. Interest on any sum payable by the Seller to the Buyer under this Paragraph 13(5) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate plus 2.0%.

                      (6) All rights of Seller to receive payments which it would otherwise be authorized to receive pursuant to Paragraph 5 above shall cease, and all such rights shall thereupon become vested in Buyer, which shall thereupon have the sole right to receive such payments and apply them to the aggregate unpaid Repurchase Price owed by Seller. All payments that are received by Seller contrary to the provisions of the preceding sentence shall be received in trust for the benefit of Buyer and shall be segregated from other funds of Seller and immediately paid over to Buyer.

                      (7) The Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

                      (8) Buyer is hereby appointed to act as the attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that Buyer may deem necessary to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Buyer shall have the right and power after the occurrence and during the continuation of any Event of Default to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any of the Purchased Repo Assets and to give full discharge for the same.

        14. Single Agreement. Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

        15. Notices and Other Communications. Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by confirmed facsimile, certified mail, or nationally recognized overnight courier to the address specified in Annex I hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.

        16. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

        17. Non-assignability; Termination. The rights and obligations of Seller under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of the Buyer, and any such assignment without the prior written consent of the Buyer shall be null and void. Subject to the foregoing this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring three hundred sixty-four (364) calendar days after the date as of which this Agreement is entered into; provided, however, that this Agreement and any Transaction outstanding hereunder may be extended by mutual agreement of Buyer and the Seller; and provided further, however, that no such party shall be obligated to agree to such an extension.

        18. Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

        19. No Waivers, Etc. No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) hereof will not constitute a waiver of any right to do so at a later date.

        20. Use of Employee Plan Assets.

               (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

               (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

               (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

        21. Intent.

               (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended, and a "securities contract" as that term is defined in
Section 741 of Title 11 of the United States Code, as amended.

               (b) It is understood that either party's right to liquidate Eligible Repo Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 13 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

               (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract" as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

               (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

        22. Disclosure Relating to Certain Federal Protections. The parties acknowledge that they have been advised that.

               (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC" under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

               (b) in the case of Transactions in which one of the parties, is a government securities broker or a government securities dealer registered with the SEC under Section 13C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

               (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

        23. Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        24. Amendment of Related Documents. In the event of any amendment, waiver or other modification of any term or provision of any document, instrument or agreement the obligations under which are included in the Secured Obligations, or under any other agreement to which Buyer and Seller are parties, including any syndicated credit facility, then Buyer may, unilaterally and in its sole and absolute discretion but without obligation so to do, deem this Agreement concurrently amended, waived or otherwise modified consistent therewith and may execute and deliver to Seller written statement of such amendment, waiver or other modification. Buyer and Seller hereby further agree that in the event the Warehouse Agreement shall be extended beyond its currently-scheduled maturity date or replaced by a different facility agented by the Buyer, at the Buyer's discretion, the financial covenants of Guarantor and Seller hereunder and in the Guaranty shall be amended to mirror the financial covenants set forth in the Warehouse Agreement as so extended or in such replacement facility and Seller shall execute, and shall cause the Guarantor to execute, any document required by the Buyer to reflect such amendment.

        25. Conditions Precedent.

               (a) As conditions precedent to the effectiveness hereof and to the initiation of the first Transaction hereunder:

                      (1) Seller and Guarantor, as applicable, shall have delivered or shall have caused to be delivered to Buyer, in form and substance satisfactory to Buyer, each of the following:

                         (i) A duly executed copy of this Agreement;

                         (ii) A duly executed copy of the Guaranty;

                         (iii) A duly executed copy of the Custody Agreement;

                         (iv) Duly executed copies of all financing statements and other documents, instruments and agreements deemed necessary or appropriate by Buyer to create in favor of Buyer a first priority perfected security interest in and lien upon the Purchased Repo Assets;

                         (v) Certified copies of resolutions of the Board of Directors of each of Seller and Guarantor approving the execution and delivery of, as applicable, this Agreement, the Custody Agreement, the Guaranty, and any other documents, instruments and agreements in connection herewith (collectively, the "Repo Documents");

                         (vi) A certificate of the Secretary or an Assistant Secretary of each of Seller and Guarantor certifying the names and true signatures of the officers of Seller and Guarantor, as applicable, authorized to sign the Repo Documents;

                         (vii) An opinion of counsel for Seller and Guarantor to the effect of that attached hereto as Exhibit M;

                         (viii) A copy of the Articles of Incorporation of Seller and the Certificate of Incorporation of Guarantor, certified by the Secretaries of State of the State of California and the State of Delaware, respectively, as of a recent date;

                         (ix) A copy of the Bylaws of each of Seller and Guarantor, certified by the Secretary or an Assistant Secretary of Seller or Guarantor, as applicable, as of the date of this Agreement as being accurate and complete;

                         (x) Certificates of the Secretary of State of the State of California and the State of Delaware certifying that each of Seller and Guarantor, respectively, are in good standing as of a recent date;

                         (xi) A certificate of an executive officer of each of Seller and Guarantor in the form of that attached hereto as Exhibit N dated as of the date of this Agreement;

                         (xii) A certificate of a Responsible Financial Officer of each of Seller and Guarantor in the form of Exhibit K hereto demonstrating in detail satisfactory to Buyer Seller's and Guarantor's compliance, as applicable, with the financial covenants set forth in Paragraphs 12(i), 12(j), 12(k), 12(l) and 12(m) above at and as of February 28, 1999; and

                         (xiii) The Upfront Fee in immediately available funds.

                      (2) All acts and conditions precedent (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of the Repo Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

                      (3) All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Repo Documents, shall be satisfactory in form and substance to Buyer and its counsel.

               (b) As conditions precedent to each Transaction hereunder, including the first Transaction:

                      (1) There shall have been delivered to the Buyer a Confirmation therefor;

                      (2) The representations and warranties of Seller and Guarantor contained in the Repo Documents shall be accurate and complete in all respects as if made on and as of the Purchase Date thereof,

                      (3) There shall not have occurred an Event of Default or Potential Default;

                      (4) Following the funding of the requested Transaction, the aggregate outstanding Purchase Price will not exceed the Aggregate Purchase Price Limit; and

                      (5) The Required Documents (or the necessary Mortgage Loan Confirmation Agreement) for the Eligible Repo Assets subject to such Transaction shall have been received by the Custodian.

By delivering a Confirmation to Buyer hereunder, Seller shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(2) through (b)(5) above.

        26. Agent and Principals.

               (a) Definitions. From time to time NationsBank, N.A. may enter into Transactions hereunder as Agent for one or more third party Buyers (each, a "Principal"). All references to "Buyer" in this Agreement shall, subject to the provisions set forth below (including, among other provisions, the limitations on Agent's liability in subparagraph (d) below), be construed to reflect that
(i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of the "Buyer" directly entering into such Transaction or Transactions with the Seller under this Agreement, and (ii) each Principal has designated Agent as its sole agent for performance of Buyer's obligations to Seller and for receipt of performance by Seller of its obligations to Buyer in connection with any Transaction or Transactions under this Agreement (including, among other things, as Agent for such Principal in connection with transfers of Repo Assets, cash or other property and as agent for giving and receiving all notices under this Agreement). Both Agent and its Principal or Principals shall be deemed "parties" to this Agreement and all references to a "party" or "either party" in this Agreement shall be deemed revised accordingly.

               (b) Additional Representations. Agent hereby makes the following representations, which shall continue during the term of any Transaction:
Principal has duly authorized Agent to execute and deliver this Agreement on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by this Agreement and to perform the obligations of Buyer under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

               (c) Identification of Principals. Agent agrees (a) to provide Seller, prior to the date on which the parties agree to enter into any Transaction under this Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of Seller), and (b) to provide Seller, before the close of business on the next Business Day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next Business Day or (ii) Seller shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, Seller may reject and rescind any Transaction with such Principal or Principals, return to Agent any portion of the Purchase Price previously transferred to Seller and refuse any further performance under such Transaction, and Agent shall immediately return to Seller any portion of the Purchased Repo Assets previously transferred to Agent in connection with such Transaction; provided, however, that (A) Seller shall promptly (and in any event within one Business Day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by Agent under any Transaction rejected by Seller, Agent shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. Seller acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist Seller in obtaining from such Principals such information regarding the financial status of such Principals as Seller may reasonably request.

               (d) Limitation of Agent's Liability. The parties expressly acknowledge that if the representations of Agent under this Agreement are true and correct in all material respects during the term of any Transaction and Agent otherwise complies with the provisions hereof, then (a) Agent's obligations under this Agreement shall not include a guarantee of performance by its Principal or Principals and (b) Seller's remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

               (e) Multiple Principals.

                      (1) In the event that Agent proposes to act for more than one Principal hereunder, Agent and Seller shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under this Agreement as transactions on behalf of separate Principals.

                      (2) In the event that Agent and Seller elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide Seller, together with the notice described in subparagraph (c) above, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii) the margin maintenance obligations of Seller under Paragraph 4 of this Agreement shall be determined on a Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Buyer's and Seller's remedies under this Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with Seller on behalf of each of its Principals.

                      (3) In the event that Agent and Seller elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent's notice under subparagraph (c) above need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal's account; (ii) the margin maintenance obligations of Seller under Paragraph 4 of this Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and
(iii) Buyer's and Seller's remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Buyer.

                      (4) Notwithstanding any other provision of this Agreement, the parties agree that any Transactions by Agent on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with subparagraph (2) above (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date fist above written.

                               AAMES CAPITAL CORPORATION, a California
                               corporation, as Seller


                               By:             /s/ David A. Sklar
                                  --------------------------------------------
                               Name:        David A. Sklar
                                    ------------------------------------------
                               Title:          EVP & CFO
                                     -----------------------------------------

                               NATIONSBANK, N.A., a national banking
                               association, as Buyer and as Agent


                               By:              /s/ Carolyn Warren
                                  --------------------------------------------
                               Name:         Carolyn Warren
                                    ------------------------------------------
                               Title:           Senior Vice President
                                     -----------------------------------------

                              SCHEDULE OF EXHIBITS


       EXHIBIT         DOCUMENT
       -------         --------
          A            Schedule of Additional Required Documents
          B            Schedule of Approved Investors
          C            Schedule of Authorized Representatives
          D            Form of Confirmation
          E            Form of Guaranty
          F            Form of Mortgage Loan Confirmation Agreement
          G            Form of Mortgage Loan Schedule
          H            Schedule of Permitted Secured Debt
          I            Schedule of Required Documents
          J            Form of Repurchase Request
          K            Form of Covenant Compliance Certificate
          L            Schedule of Required Reports
          M            Form of Required Legal Opinion
          N            Form of Officer's Certificate
          O            Form of Intercreditor and Joint Shipment Agreement

                                                                       EXHIBIT A


                          ADDITIONAL REQUIRED DOCUMENTS


1. Evidence of fire and extended coverage insurance (as well as evidence of any other required insurance such as earthquake and flood insurance) in an amount not less than the lower of the following: (a) the amount of the mortgage loan and (b) 100% of the insurable value of the improvements, and (c) such amount as complies with applicable state law. Buyer reserves the right to obtain a loss payable endorsement in its favor if it so desires.

2. If applicable, evidence of Notice to Customer and Rescission required by the federal Truth-in-Lending Law and Federal Reserve Regulation Z, and evidence of all disclosure statements required by the Real Estate Settlement Procedures Act and implementing regulations.

3. Evidence of certificate of completion, as appropriate under the circumstances.

4.      A copy of the appraisal of the Property.

5. Such additional documents as may be required in the opinion of Buyer to transfer to Buyer the title to any Repo Assets pledged and/or hypothecated pursuant to the Agreement.

                                                                       EXHIBIT B


                         SCHEDULE OF APPROVED INVESTORS


                            Bear, Stearns & Co., Inc.
                                 CS First Boston
                                 Lehman Brothers
                                  Merrill Lynch
                           Prudential Securities, Inc.
                                Salomon Brothers
                            Greenwich Capital Markets
                         Chase Manhattan Mortgage Corp.
                          Donaldson, Lufkin & Jenrette
                        Equicredit Corporation of America
                        Nomura Asset Capital Corporation
                             Fairbanks Capital Corp.
                           Ocwen Federal Bank, F.S.B.

                                                                       EXHIBIT C


                     SCHEDULE OF AUTHORIZED REPRESENTATIVES


Name:
     ---------------------------------------

Title:
      --------------------------------------

Signature:
          ----------------------------------


Name:
     ---------------------------------------

Title:
      --------------------------------------

Signature:
          ----------------------------------


Name:
     ---------------------------------------

Title:
      --------------------------------------

Signature:
          ----------------------------------


Name:
     ---------------------------------------

Title:
      --------------------------------------

Signature:
          ----------------------------------

                                                                       EXHIBIT D


                                  CONFIRMATION


Aames Capital Corporation ("Seller") hereby requests the purchase by Buyer of the Mortgage Loans identified on Schedule A attached hereto pursuant to the Master Repurchase Agreement dated as of April 8, 1999 (the "Agreement") between Buyer and Seller under the following terms and conditions:

Requested Purchase Date: ____________ __, 199__

Aggregate Unpaid Principal Balance of Mortgage Loans: $_____________

Proposed Purchase Price: $______________

* Mortgage Loans subject to prior Liens (sorted by lienholder):


[Identify Mortgage Loans]       [Individual Purchase Price]     [Identify Lienholder]


                                 [Total Purchase Price for
                               Mortgage Loans subject to the
                                 Lien of each lienholder]


** Wire Instructions:

$______________________ of the Purchase Price shall be wired as follows:


$______________________ of the Purchase Price shall be wired as follows:


*** Mortgage Loans subject to the Lien of flow correspondent mortgage lender:


[Identify Mortgage Loans]         [Individual Purchase Price]    [Identify lienholder]


                                 [Total Purchase Price for
                                Mortgage Loans subject to the
                                 Lien of each lienholder not
                                    to exceed $1,000,000]

AAMES CAPITAL CORPORATION



By:
   -------------------------------

Its:
    ------------------------------


* If any Mortgage Loan subject to the Transaction is subject to any prior Lien to be released upon receipt of funds in payment therefor, Seller shall identify such Mortgage Loan and its lienholder.

** If any portion of the Purchase Price shall be used to pay any lienholder in order to release any Lien on Mortgage Loans subject to the Transaction, Seller shall indicate the amount to be wired to such lienholder as well as the wire instructions for such lienholder.

*** Attach relevant bailee letters and wire requests.

                                   Schedule A

                             MORTGAGE LOAN SCHEDULE

                                                                       EXHIBIT E


                                     FORM OF

                                    GUARANTY

                              [provided separately]

                                                                       EXHIBIT F


                                     FORM OF

                      MORTGAGE LOAN CONFIRMATION AGREEMENT


               Aames Capital Corporation (the "Company"), hereby notifies Bankers Trust Company of California, N.A., as custodian (in such capacity, the "Custodian") under that certain Tri-Party Custody Agreement dated as of April 8, 1999, by and among the Company, the Custodian and NationsBank, N.A. ("NationsBank") (as amended, extended or replaced from time to time, the "Custody Agreement") that those mortgage loans described on the schedule attached hereto (or as described on computer readable tape containing the information listed on said schedule) (constituting ________ by number of mortgage loans) have (as indicated on said schedule or on said computer tape) been closed and funded by the Company or will be closed and funded no later than two (2) Business Days from the date hereof.

               Pursuant to the terms of the Custody Agreement and acknowledging and agreeing that "new value," as that term is used in Section 9304(4) of the California Uniform Commercial Code, has been given in reliance hereon, the Company confirms that NationsBank has been granted a first priority perfected security interest in and Lien upon said mortgage loans, that the documents relating thereto required to be delivered to the Custodian pursuant to the Custody Agreement are being (or, in the case of any mortgage loan described on said schedule which has not yet funded and closed, will be) transmitted to the Custodian and that such documents will be in the possession of the Custodian within seven (7) Business Days from the date hereof.

               Dated: __________________

                                            AAMES CAPITAL CORPORATION



                                            By:
                                               -------------------------------
                                            Title:
                                                  ----------------------------

                                                                       EXHIBIT G


                             MORTGAGE LOAN SCHEDULE


BORROWER NAME

SELLER LOAN NUMBER

DATE OF LOAN
ORIGINATION

CITY

STATE

ZIP

INTEREST TYPE

CURRENT GROSS INTEREST
RATE

ORIGINAL BALANCE

CURRENT BALANCE

SENIOR BALANCE, IF NOT A
FIRST LIEN

ORIGINAL APPRAISAL
VALUE

STATED COMBINED LOAN
TO VALUE

STATED PRINCIPAL AND
INTEREST PAYMENT

STATED ORIGINAL
AMORTIZATION TERM -
MONTHS

NEXT PAYMENT DUE DATE

LIEN POSITION

STATED MATURITY DATE

STATED ORIGINAL TERM -
MONTHS

FIRST PAYMENT DATE

PROPERTY TYPE

OCCUPANCY

PRODUCT

PURPOSE

ORIGINATOR CREDIT
GRADE / FICO SCORE

DOCUMENTATION TYPE CODE

PMI INSURANCE (Y/N CODE)

PREPAYMENT PENALTY

ORIGINAL INDEX

MARGIN

ORIGINAL INTEREST RATE

CAP LIFE (OR CEILING)

FLOOR LIFE (OR STATED
FLOOR)

CAP INITIAL

CAP INTERIM

STATED NEXT RATE RESET
DATE

RATE RESET FREQUENCY

MAXIMUM NEGATIVE
AMORTIZATION
PERCENTAGE

ACQUISITION COST

WET/DRY FUNDING CODE

                                                                       EXHIBIT H


                             PERMITTED SECURED DEBT



1. Other warehouse lines of credit secured by Mortgage Loans owned by the Seller provided that an Intercreditor and Joint Shipment Agreement in the form of Exhibit O attached hereto has been executed and delivered by the lenders under such other warehouse lines of credit.

2. Indebtedness secured by the Seller's residual interest certificates in REMIC trusts.

3. Indebtedness under arbitrage lines of credit secured by readily marketable investment securities purchased with the proceeds of advances thereunder in an aggregate amount not to exceed $60,000,000.

4.      Capitalized Lease Obligations in an aggregate amount not to exceed
        $10,000,000.

5. Indebtedness under repurchase agreements for the warehousing of Mortgage Loans entered into in the ordinary course of business provided that an Intercreditor and Joint Shipment Agreement in the form of Exhibit O attached hereto has been executed and delivered by the repo lenders under such repurchase agreements.

6.      Indebtedness secured by servicing receivables.

                                                                       EXHIBIT I


                         SCHEDULE OF REQUIRED DOCUMENTS


1. An original mortgage note endorsed by Seller in blank showing a complete chain of endorsement from the original holder through Seller.

2. An original mortgage or deed of trust securing the above mortgage note. In lieu of a recorded document, the Custodian will accept a certified copy, including a copy certified by Seller to be a true and correct copy of the mortgage or deed of trust that has been duly delivered to the appropriate recording office, with a conformed recorded copy to follow as soon as the same is received by Seller.

3. An original assignment of the mortgage or deed of trust by Seller in blank in recordable form and a certified copy of all intervening assignments of the related mortgage or deed of trust from the original holder, through any subsequent transferees to Seller, certified in each case by the records office or escrow or title company or Seller.

4. A policy of title insurance (or binding commitment to issue the same, with the policy of title insurance to follow promptly upon receipt) insuring the mortgage or deed of trust as a first or second Lien on the Property, written by a title company and in an amount not less than the amount of the related mortgage note and containing exceptions reasonably satisfactory to Buyer.

5. If subject to the Lien of a lienholder to be released upon receipt of payment therefor, a bailee letter from such lienholder indicating the amount to be wired (with wire instructions) in order for such Lien to be released, or a Lender Release executed by the lender or creditor in connection with such Lien; provided that if such bailee letter or Lender Release covers more than one Mortgage Loan, only one such bailee letter or Lender Release is required to be provided for all the Mortgage Loans covered thereby.

                                                                       EXHIBIT J


                                     FORM OF


                               REPURCHASE REQUEST


Aames Capital Corporation ("Seller") hereby requests the repurchase from Buyer of the Mortgage Loans identified on Schedule A attached hereto pursuant to the Master Repurchase Agreement dated as of April 8, 1999 (the "Agreement") between Buyer and Seller under the following terms and conditions:

Requested Repurchase Date: ____________ __, 199__

Aggregate Unpaid Principal Balance of Mortgage Loans: $_____________

Repurchase Price: $______________




AAMES CAPITAL CORPORATION



By:
   -------------------------------
Its:
    ------------------------------

                                   Schedule A

                             MORTGAGE LOAN SCHEDULE

                                                                       EXHIBIT K


                                     FORM OF


                         COVENANT COMPLIANCE CERTIFICATE


                           Aames Financial Corporation
                            Aames Capital Corporation
                             Compliance Certificate
                               Dated ____________


To: NationsBank, N.A.

               Attached please find the financial statements of Aames Financial Corporation (the "Guarantor") and Aames Capital Corporation (the "Seller"). This is the certificate referenced in Paragraph 11(a)(4) of the Master Repurchase Agreement dated as of April 8, 1999 between the the Seller and NationsBank, N.A. (the "Buyer") (as amended from time to time, the "Repo Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Repo Agreement.

               The undersigned on behalf of the Seller and the Guarantor hereby certifies that the attached consolidated financial statement is complete, true and correct, and that it was prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year end statements, and that it fairly presents the financial position of the Guarantor, the Seller and their respective Subsidiaries and the results of their respective operations as of the end of ___________ and for the period then ended.

               The undersigned further hereby certifies that each and every covenant of the Guarantor and the Seller in the Repo Agreement has been performed and observed, that all representations and warranties of the Guarantor and the Seller in the Repo Agreement are accurate and complete as of the date hereof, and that no Event of Default or Potential Default has occurred as of the date hereof.

               Attached in addition to the financial statements are the calculations of the financial covenants as required by the Repo Agreement.

FINANCIAL COVENANT COMPLIANCE SUMMARY


   Section      Covenant                                   Required       Actual
   -------      --------                                   --------       ------
   12(i)        Leverage Ratio (Guarantor only)            4.00:1.00      ________

   12(j)        Minimum Net Worth:
                  Aames Financial Corporation              ________       ________
                  Aames Capital Corporation                ________       ________

   12(k)        Minimum Profitability (Guarantor only)     $1.00          ________

   12(l)        Non-Warehouse Debt Ratio (Guarantor only)  1.55:1.00 at
                                                           3/31/99 and
                                                           6/30/99;       ________
                                                           1.40:1
                                                           thereafter

   12(m)        Liquidity (Guarantor only)                 $5,000,000     ________
                                                           at any time
                                                           prior to
                                                           7/1/99;
                                                           $15,000,000
                                                           thereafter

                Committed Working Capital Line             $25,000,000    __________


AAMES FINANCIAL CORPORATION                AAMES CAPITAL CORPORATION


By:_________________________________       By:_________________________________
Name:_______________________________       Name________________________________
Title:______________________________       Title:______________________________

                                  CALCULATIONS


Leverage Ratio Calculation  (Guarantor only)

(a)      total liabilities                                           (a)    _______________

(b)      Subordinated Debt                                           (b)    _______________

(c)      Line (a) minus Line (b)                                     (c)    _______________

(d)      net worth                                                   (d)    _______________

(e)      intangible assets                                           (e)

(f)      Tangible Net Worth (Line (d) minus Line (e))                (f)    _______________

(g)      LEVERAGE RATIO (Line (c) divided by Line (f))               (g)    _______________


Minimum Tangible Net Worth - Guarantor
   $135,000,000                                      $135,000,000
   Plus 80% of net income excluding losses           ___________
   Plus 85% of contributions to equity (other than
   Rights Offering)                                  ___________
   Plus 100% of contributions to equity in
   connection with Rights Offering                   ___________
   Minimum Tangible Net Worth                        ___________
   Actual Tangible Net Worth                         ___________

Minimum Tangible Net Worth - Seller

   $400,000,000                                      $400,000,000
   Plus 80% of net income excluding losses           ___________
   Plus 85% of contributions to equity (other than
   Rights Offering)                                  ___________
   Plus 100% of contributions to equity in
   connection with Rights Offering                   ___________
   Minimum Tangible Net Worth                        ___________
   Actual Tanbible Net Worth                         ___________


Minimum Profitability (Guarantor only)


   Net income for the quarter ending _________ (a)          _______________
   Net income for the previous quarter ending ________ (b)  _______________
   Total (a+b)                                              _______________

Non-Warehouse Debt Ratio (Guarantor only)

     (a)  Consolidated funded Indebtedness (including Subordinated Debt)             (a)____________

           (1) unrestricted cash or cash equivalents in excess of $5,000,000         (1)____________
           (2) 100% of book value of all Mortgage Loans held for sale                (2)____________
           (3) 80% of all accounts receivables                                       (3)____________


    (b)  Result of (1) plus (2) plus (3)                                             (b)____________

    (c)  Result of (a) minus (b)                                                     (c)____________

    (d)  Tangible Net Worth                                                          (d)____________

    (e)  NON WAREHOUSE DEBT RATIO  (line (c) divided by line (d))                    (e)____________


Liquidity (Guarantor only)


   (a)  Cash and Cash Equivalents                                                    (a)____________

   (b)  Available borrowing capacity under
        committed warehouse and working capital facilities                           (b)____________

   (c)  Result of (a) plus (b)                                                       (c)____________
        which is not to be less than:

        (1)  $5,000,000 at any time prior to 7/1/99                                  (1)____________
        (2)  $15,000,000 at any time on and after 7/1/99                             (2)____________

Details of noncompliance period, if any:


Committed Working Capital Line (Seller)                          ______________

                                                                       EXHIBIT L


                          SCHEDULE OF REQUIRED REPORTS

1.      Monthly Total Geographic Servicing Portfolio

2.      Quarterly MR141 Pool Loan Statistics Report

3.      Quarterly Loss Report

4.      Quarterly I/O Strip Status Report

5.      Quarterly Gain on Sale Reconciliation

6.      Quarterly REMIC Cash Flow Report

7.      Quarterly Asset Quality Data Report

8.      Quarterly Projected REO Loss Report

9.      Static Pool Analysis Report

10. Daily Cash Flow and Servicing Advance Report, to be delivered to Buyer once every two weeks for the immediately preceding two-week period and more frequently upon telephonic request of Buyer

                                                                       EXHIBIT M


                               OPINION OF COUNSEL
                            FOR SELLER AND GUARANTOR


TO:     NATIONSBANK, N.A.,
        as Buyer and as Agent under the below referenced
        Master Repurchase Agreement

        Re: Master Repurchase Agreement dated April 8, 1999

Ladies and Gentlemen:

               We have acted as counsel for Aames Capital Corporation ("Seller") and Aames Financial Corporation ("Guarantor"), in connection with the negotiation, execution and delivery of that certain Master Repurchase Agreement (the "Agreement") dated as of April 8, 1999, by and between Seller and NationsBank, N.A. ("Buyer" and "Agent"). This opinion is being furnished to Buyer and Agent pursuant to the provisions of Paragraph 25(a)(1)(vii) of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

               We have examined executed copies of the Agreement, the UCC-1 financing statements executed by Seller in favor of Buyer, the Custody Agreement dated as of April 8, 1999 among Seller, Buyer and the Custodian, and the Guaranty dated as of April 8, 1999 by Guarantor in favor of Buyer (collectively, the "Repurchase Documents"), as well as a copy of the organizational documents of each of Seller and Guarantor, respectively, and certified copies of resolutions adopted by the Boards of Directors of each of Seller and Guarantor on _____________, 1999, authorizing the execution and delivery of the Repurchase Documents to which such Person is party. We are generally familiar with the business and operations of Seller and Guarantor. We have examined such statutes, decisions and matters of law and other documents as we deemed necessary to express the following opinions.

               In our examination made for the purpose of rendering these opinions, we have relied upon the certificates of incumbency this day furnished to us as to the genuineness of all signatures. After due inquiry and examination, we have assumed for the purpose of the opinions the authenticity of all other documents submitted to us as originals and the conformity with originals of all other documents submitted to us as certified copies. As to any questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of governmental officials and certificates of officers of Seller and Guarantor, copies of which are attached hereto.

               The opinions hereinafter expressed are subject to the following qualifications:

                      (a) The effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally; and

                      (b) The effect of rules of law governing specific performance, injunctive relief or other equitable remedies.

               Based upon and subject to the foregoing, we are of the opinion that:

                      1. Each of Seller and Guarantor: (a) is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and the State of Delaware, respectively, and is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify would have a material adverse effect on its property and/or business or on its ability to pay or perform its obligations under the Repurchase Documents to which it is party,
(2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance with all Requirements of Law and Contractual Obligations, the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of Seller, Guarantor or Guarantor and its consolidated Subsidiaries taken as a whole or on the Purchased Repo Assets.

                      2. Each of Seller and Guarantor has the corporate power and authority and the legal right to execute, deliver and perform the Repurchase Documents to which it is party, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Repurchase Documents to which it is party. The Repurchase Documents have been duly executed and delivered on behalf of Seller and Guarantor, and constitute legal, valid and binding obligations of Seller and Guarantor, as applicable, enforceable against such Person in accordance with their respective terms.

                      3. The execution, delivery and performance of the Repurchase Documents will not violate any Requirement of Law or create or result in the creation of any Lien (except for the security interest in favor of Buyer made pursuant to the Agreement) on any assets of Seller or Guarantor.

                      4. No litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is pending or threatened by or against Seller, Guarantor or any of their respective subsidiaries or against any of such parties' properties or revenues which is likely to be adversely determined and which, if adversely determined, is likely to have a material adverse effect on the business, operations, property or financial or other condition of Seller, Guarantor or any of their respective Subsidiaries or on the Purchased Repo Assets or is likely to have a material adverse effect on the validity or enforceability of the Repurchase Documents.

                      5. Neither Seller nor Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                      6. Neither Seller nor Guarantor is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Transaction will be used for "purchasing" or

"carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

                      7. Seller, Guarantor and each of their respective subsidiaries are in compliance in all respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by Seller, Guarantor or any of their respective Subsidiaries which is likely to result in the termination of such Plan for purposes of Title IV of ERISA.

                      8. No consent, approval, authorization of, or registration, declaration or filing with, any Person is required on the part of Seller or Guarantor in connection with the execution and delivery of Repurchase Documents (other than filings necessary to perfect the Liens granted by Buyer pursuant to the Agreement) or the performance of or compliance with the terms, provisions and conditions thereof.

                      9. The Repurchase Documents are in appropriate form so as to create a security interest in the Purchased Repo Assets in favor of Buyer, and all filings and other actions necessary to perfect, with first priority, such security interest have been made and taken.

                                            Very truly yours,

                                                                       EXHIBIT N


                                     FORM OF

                              OFFICER'S CERTIFICATE


               I, _______________________, a duly appointed
_______________________ of [AAMES FINANCIAL CORPORATION (the "Guarantor")/AAMES CAPITAL CORPORATION] (the "Seller"), DO HEREBY CERTIFY as follows:

               1. The representations and warranties set forth in Paragraph 10 of that certain Master Repurchase Agreement, dated as of April 8, 1999 (the "Agreement") by and between the Seller and NationsBank, N.A., and Paragraph 2 of the Guaranty referred to therein, are accurate and complete on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof.

               2. The [Guarantor/Seller] is in compliance with all the terms and provisions set forth in the Agreement and the Guaranty on its part to be observed and performed, and no Event of Default or Potential Default (as those terms are defined in the Agreement) has occurred and is continuing.

               IN WITNESS WHEREOF, the undersigned has hereunto signed his name this _________ day of April, 1999.


                                            __________________________________
                                            Name:_____________________________
                                            Title:____________________________

                                                                       EXHIBIT O

                                     FORM OF

                   INTERCREDITOR AND JOINT SHIPMENT AGREEMENT

                              [provided separately]

                     ANNEX I TO MASTER REPURCHASE AGREEMENT
                       DATED AS OF APRIL 8, 1999, BETWEEN
                             NATIONSBANK, N.A., AND
                            AAMES CAPITAL CORPORATION



Aames Capital Corporation
350 South Grand Avenue, 51st  Floor
Los Angeles, CA 90071
Attn:_________________________________
Fax:__________________________________

NationsBank, N.A.
901 Main Street, 51st Floor
Dallas, Texas 75283-1000
Attn: Ms. Carolyn Warren
Fax: 214-508-0338